UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2012
Stamps.com Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:             (310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 6, 2012, we entered into binding terms with PSI Systems, Inc. to resolve all outstanding patent litigation among the parties. Under the terms of the agreement, the parties agreed to a patent cross-licensing arrangement for the patents in dispute in (i) the lawsuit filed by Stamps.com against Endicia, Inc. and PSI Systems, Inc. on November 22, 2006 and (ii) the lawsuit filed by PSI Systems, Inc. against Stamps.com Inc. on August 8, 2008, both in the United States District Court for the Central District of California. In addition, the parties agreed to a five-year period where each will not sue the other for patent infringement. No payments were made to either party as part of the settlement.

For further information about Stamps.com litigation, please refer to our quarterly report on Form 10-Q for the quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)
March 7, 2012	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride, Chief Executive Officer